Exhibit 99.1

CONTINEUM THERAPEUTICS REPORTS TOPLINE DATA FROM ITS PHASE 2 PIPE-307 VISTA TRIAL FOR THE TREATMENT OF RELAPSING-REMITTING MULTIPLE SCLEROSIS (RRMS)

- PIPE-307 demonstrated an acceptable safety and tolerability profile

- PIPE-307 treatment did not result in a significant change in binocular 2.5% low contrast letter acuity (LCLA)

SAN DIEGO – November 20, 2025 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today reported topline data from its Phase 2 VISTA trial of PIPE-307, an M1 receptor antagonist, in development for the treatment of patients with relapsing-remitting multiple sclerosis (RRMS).

The trial demonstrated acceptable safety and tolerability at both doses.  The trial did not meet its prespecified primary or secondary efficacy endpoints.  In RRMS patients, no significant change was observed in binocular 2.5% low contrast letter acuity across treatment arms.  The Company continues to interrogate the trial data related to its exploratory endpoints.

“We’re disappointed by these results, but are grateful to the VISTA trial investigators, and especially to the patients and their families,” said Timothy Watkins, M.D., M.Sc., Chief Medical Officer and Head of Development, Contineum Therapeutics.  “We intend to learn from these data and remain committed to pursuing novel therapies for patients with inflammatory and fibrotic diseases.”

The VISTA trial was a randomized, double-blind, placebo-controlled, multi-center, proof-of-concept trial designed to evaluate the safety and efficacy of PIPE-307 in RRMS patients and included clinical and imaging endpoints.  More information on this trial can be found at https://clinicaltrials.gov (NCT06083753).

The Company intends to present the complete dataset at a future medical meeting and to publish full results in a peer-reviewed medical journal.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need.  Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials.  PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder.  For more information, please visit www.contineum-tx.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines, the indications and market opportunities for the Company’s drug candidates, and its business strategies and plans. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, due the completion of the Company’s PIPE-307 VISTA trial, the Company’s reliance, pursuant to a global licensing and development agreement, upon Jannsen Pharmaceutica NV, a Johnson & Johnson company, to further develop, in its sole discretion, PIPE-307 for relapsing-remitting multiple sclerosis or for any other indication. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's periodic filings and in other filings that the Company makes with the Securities and Exchange Commission (SEC) from time to time, which are available on the Company’s website at www.contineum-tx.com under the Investors section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com